EXHIBIT 10.15

ABRAXAS PETROLEUM CORPORATION
RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”), made as of the ___ day of _____________(the “Grant Date”) by and between Abraxas Petroleum Corporation, a Nevada corporation (the “Company”), and ___________ (the “Participant”), evidences the grant by the Company of an Award of Restricted Stock (the “Award”) to the Participant on such date and the Participant’s acceptance of the Award in accordance with the provisions of the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan, as amended or restated from time to time (the “Plan”). The Company and the Participant hereby agree as follows:

1.Basis for Award. This Award is made under the Plan pursuant to Section 9 thereof.
2.Stock Awarded.
(a)The Company hereby awards to the Participant, in the aggregate, _________ Shares (“Restricted Stock”), which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement.
(b)Each certificate issued in respect of the Restricted Stock shall be registered in the Participant’s name and deposited by the Participant, together with a share power endorsed in blank, with the Company and shall bear the following (or a similar) legend:
“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE ABRAXAS PETROLEUM CORPORATION 2005 LONG-TERM EQUITY INCENTIVE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ABRAXAS PETROLEUM CORPORATION IN RESPECT OF SUCH STOCK.”

At the expiration of the restrictions, the Company shall redeliver to the Participant (or the Participant’s legal representative, beneficiary or heir) share certificates for the Restricted Stock deposited with it without any legend except as otherwise provided by the Plan, this Agreement or as otherwise required by applicable law. Except as otherwise provided by the Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company, or of a duly authorized transfer agent of the Company) of the share certificates evidencing such Restricted Stock, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Restricted Stock, notwithstanding the exercise of the Restricted Stock. Notwithstanding the foregoing, the Company shall retain custody of all securities or other property (other than regular cash dividends) distributed by the Company in respect of the Restricted Stock (“Retained Distributions”) subject to the restrictions set forth in this Agreement and such Retained Distributions shall be subject to the same restrictions on terms and conditions as are applicable to such Restricted Stock.

Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock covered by this Agreement are that the stock will be forfeited by the Participant and all of the Participant’s rights to such stock shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, except that the Restricted Stock may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant, unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

Subject to the terms of this Agreement and the Plan, upon termination of the Participant’s employment for any reason, all Restricted Stock may vest or be forfeited in accordance with the terms and conditions established by the Committee or as specified in this Agreement. Each Restricted Stock Award may, in the sole and absolute discretion of the Committee, have different forfeiture and vesting provisions.

3.Vesting. The restrictions described in Section 2 of this Agreement will lapse with respect to 100% of the Restricted Stock on November 4, 2018. All restrictions will lapse with respect to 100% of the Restricted Stock and the Restricted Stock shall become fully vested upon the earliest to occur of (a) November 4, 2018 (b) the Participant’s death or total disability, or (c) the effective date of a Change of Control, as defined in the Plan. All determinations as to whether the Participant has become totally disabled shall be made by a majority of the remaining members of the Board upon the basis of such evidence as it deems necessary or desirable, and shall be final and binding on all interested persons. If the Participant ceases to be an employee of the Company for any reason, at any time prior to the vesting dates, vesting of Restricted Stock shall cease and any unvested Restricted Stock shall automatically be forfeited upon cessation of employment.

4.Beneficiary Designations. The Participant shall file with the Secretary of the Company a written designation of his beneficiary (“Designated Beneficiary”) to whom Restricted Stock otherwise due the Participant shall be distributed in the event of Participant’s death. The Participant shall have the right to change the Designated Beneficiary from time to time, provided, however, that any change shall not become effective until received in writing by the Secretary of the Company. If any Designated Beneficiary shall survive the Participant but shall die before receiving all of the Restricted Stock under the Plan, any remaining Restricted Stock due the Participant shall be distributed to the deceased Designated Beneficiary’s estate. If there is no Designated Beneficiary on file at the time of the Participant’s death, or if the Designated Beneficiary has predeceased such Participant, the payment of any remaining benefits shall be made to the Participant’s estate.

5.Prerequisites to Benefits. Neither the Participant, nor any person claiming through the Participant, shall have any right or interest in the Restricted Stock awarded hereunder, unless and until all terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person shall have been complied with as specified herein or in the Plan.

6.Compliance with Laws and Regulations. The issuance and transfer of Restricted Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Restricted Stock may be listed at the time of such issuance or transfer, and further subject to the approval of counsel for the Company with respect to such compliance. The Participant understands that the Company is under no obligation to register or qualify the Restricted Stock with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.

7.Tax Withholding.

(a)The Participant agrees that, subject to clause 7(b) below, no later than the date as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the Restricted Stock covered by this Agreement, the Participant shall pay to the Company (in cash or to the extent permitted by the

Committee, Restricted Stock held by the Participant whose Fair Market Value on the day preceding the date the Restricted Stock vests is equal to the amount of the Participant’s tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock for which the restrictions shall lapse. The Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock.

(b)If the Participant properly elects, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value as of the Grant Date of the Restricted Stock granted hereunder pursuant to Section 83(b) of the Code, the Participant shall pay to the Company, or make other arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any federal, state or local taxes required to be withheld with respect to such Restricted Stock. If the Participant fails to make such payments, the Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Stock.

8.No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to confer upon the Participant the right to continue in the employment or service of the Company, or impose any limitation on any right of the Company or any of its affiliates to terminate the Participant’s employment or service at any time for any reason.

9.Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

(a)Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the Restricted Stock once vested, and that the Participant should consult a tax adviser prior to such time.

(b)Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

(c)Shares Not Being Acquired for Distribution. The Participant represents and agrees the Restricted Stock is being acquired without a view to distribution thereof.

10.Adjustments to Shares. Pursuant to Section 4 of the Plan, the Committee may make appropriate adjustments to the number and class of shares relating to Restricted Stock as it deems appropriate, in its sole discretion, to preserve the value of this Award. The Committee’s adjustment shall be made in accordance with the provisions of Section 4 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

11.Governing Law; Modification. This Agreement shall be governed by the laws of the State of Texas without regard to the conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

12.Defined Terms. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used but not defined herein have the definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

13.Miscellaneous. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

ABRAXAS PETROLEUM CORPORATION

By:
Name: Robert L.G. Watson
Title: President & Chief Executive Officer

PARTICIPANT

By:
Name: ____________________________________